SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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            Section 240.14a-12


                           COMPLETEL EUROPE N.V.
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NEWS RELEASE
Completel Europe N.V.                 Investor Contact:
Blaak 16                              Stefan Sater, Director Investor Relations
3011 TA Rotterdam                     Tel: +33 1 72 92 20 43
The Netherlands                       e-mail: s.sater@completel.fr
+31 20 666 1701
(Euronext Paris: CTL)
8th August, 2002



COMPLETEL EUROPE N.V. TO PUBLISH AND DISTRIBUTE RESTATED REAUDITED US GAAP FINANCIAL STATEMENTS

PARIS, August 8, 2002- CompleTel Europe N.V. announced today that it intends to publish and distribute restated annual financial statements, prepared in accordance with United States generally accepted accounting principles (US GAAP) and audited in accordance with United States generally accepted auditing standards (US GAAS), for the three years ended December 31, 2001, 2000 and 1999. We are restating these financial statements, which were originally included in our 2001 Annual Report on Form 10-K, filed with the US Securities and Exchange Commission (the SEC) on April 1, 2002, as part of the filing and review process associated with the preparation of proxy statements relating to our previously announced annual and extraordinary general shareholders meetings scheduled to be held on August 20, 2002. We are having these restated financial statements audited because of the resignation of Arthur Andersen (The Netherlands) as our independent accountant on June 21, 2002 as a result of the acquisition of its Dutch audit practice by Deloitte & Touche Accountants.

We currently anticipate that our restated financial statements will be made available on or about August 12, 2002 and that they will contain the revisions outlined below. They may also contain further revisions of which we are not yet aware as a result of the completion of their ongoing re-audit. Shareholders are advised that in making any voting or investment decisions they should rely on those restated audited financial statements, when they become available, rather than the revised financial statements that we previously distributed on August 5, which were not audited in accordance with US GAAS.

On August 5, 2002, we distributed proxy statements relating to our annual and extraordinary general shareholders meetings that contained US GAAP consolidated annual financial statements that were not audited in accordance with US GAAS. We have been advised, however, by the SEC's Staff that that we were not entitled to rely on the relief provided by SEC Release No. 34-45589 that permits the filing of unaudited financial statements, in satisfaction of the requirements of the SEC's proxy rules, by certain companies for which Arthur Andersen LLP or one of its foreign affiliates had been engaged as the independent public accountant. Consequently, the annual financial statements included in our proxy statements did not comply with United States federal securities laws.

We have engaged Deloitte & Touche to replace Arthur Andersen as our independent accountant and we are working diligently to have our restated US GAAP consolidated financial statements audited by that firm in accordance with US GAAS. That audit will comprise a full re-audit of our financial statements as of and for the year ended December 31, 2001 and an audit of the revisions to our 2000 and 1999 financial statements, previously audited by Arthur Andersen. The amendments to our financial statements will include, in 2001, the reclassification from restructuring, impairment and other charges to selling, general and administrative expenses of approximately (euro)3.1 million, associated with our repayment of certain bank loans made to senior employees and the costs associated with our forgiveness of a loan made to our former chief executive officer. The amendments will also include, for all three years, clarifying or expanded disclosure in the notes to our consolidated annual financial statements that describe our significant accounting policies, the status of legal proceedings to which we are a party, our financial segment data, and the basis for our impairment and restructuring charges. We will also amend our quarterly financial statements that were included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2002 to include disclosure corresponding to the amendments to our annual financial statements, as well as to expand our related party disclosures. The ongoing re-audit process may result in further amendments of which we are not yet aware.

When our restated audited financial statements become available, we will issue a further press release, publish those financial statements on our website at www.completel.com and recirculate revised proxy statements in respect of our general meetings. We anticipate that our restated audited consolidated financial statements will be available on or about August 12, 2002; however, we may be unable to achieve this objective.

The proxy statements that we distributed on August 5, 2002 contained procedures for voting by proxy. Our registered and beneficial shareholders that wish to vote their shares at our general meetings should review our restated audited annual consolidated financial statements, when they become available, before casting their vote in person or by proxy. Registered Shareholders that have already voted their shares by proxy may change their vote by (1) sending a written notice of revocation to JPMorgan Chase Bank located at 60 Wall Street, New York, New York 10260; 2) submitting a later proxy; or (3) attending one or both of our general meetings and voting in person (in which case an attendance form must be submitted). In each case, the notice of revocation, subsequently dated proxy or attendance form must be received by JPMorgan Chase Bank no later than the deadline for that purpose, currently 3:00 p.m. (New York City time) on August 16, 2002.

Beneficial owners of our Ordinary shares who have submitted a proxy card or voting instructions form to their bank, broker or other agent, may change their vote by following their agent's procedures for this purpose.


Completel Europe NV (Euronext Paris: CTL).

Completel is a facilities-based provider of fiber optic local access telecommunications and Internet services to business end-users, carriers and ISPs in France.

NOTE:
Certain information in this press release constitutes "forward-looking statements" within the meaning of Section 21E of the U.S. Securities Exchange Act. These forward-looking statements are identified by their use of such words as "believes," "anticipates," "should," "expects," "forecast," "projects," and similar expressions. They are based on the current expectations and assumptions of the management of Completel only, and Completel does not undertake to publicly update or revise these statements, whether as a result of new information, future events or otherwise. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Completel's achievements to differ materially from those forecasted or suggested in this press release. The most important of these factors are Completel's potential inability to obtain an audit report in respect of its annual consolidated financial statements. For a more detailed discussion of the risks affecting the Company, please refer to Completel's prospectuses and 10-K,10-Q and 8-K reports filed with the U.S. Securities and Exchange Commission.

Paris office: Tour Egee, 9-11 allee de l'Arche, 92671 Courbevoie Cedex, FRANCE
                          Tel: +33 1 72 92 20 00
                             www.completel.com